EXHIBIT 99.1

Energy Conversion Devices Reports Third Quarter 2011 Results; Launches Strategic Corporate Restructuring

Announces Departure of President and CEO; Jay Knoll Named Interim President
Restructuring Expected to Provide at Least $20 Million in Annual Savings

AUBURN HILLS, Mich., May 10, 2011 (GLOBE NEWSWIRE) -- Energy Conversion Devices, Inc. (ECD) (Nasdaq:ENER), a leading global provider of flexible thin-film solar laminate products and systems to the building-integrated and commercial rooftop markets, today reported financial results for its third fiscal quarter of 2011 ended March 31, 2011, and said it will implement a strategic corporate restructuring to better position and focus the company for success in the rapidly evolving solar industry.

Total consolidated revenue for the quarter was $21.5 million, a decrease of 70% over the third fiscal quarter of 2010, and a decrease of 69% over the previous quarter, due primarily to significant industry-wide disruptions in the company's key European solar markets. The company reported a net loss of $243.2 million, or $4.88 per share, which included non-cash impairment charges of $222.8 million, or $4.47 per share, compared to a net loss of $385.0 million, or $9.10 per share, in the third fiscal quarter of 2010, which included a non-cash impairment charge of $358.0 million, or $8.46 per share. Excluding impairment charges, the net loss in the third fiscal quarter of 2011 was $20.4 million, or $0.41 per share, compared to a net loss of $27.0 million, or $0.64 per share, in the third fiscal quarter of 2010.

As of March 31, 2011, the company had $172 million of cash, cash-equivalents, restricted cash and short-term investments.

Corporate Restructuring

The company said it is implementing a strategic corporate restructuring that will include a reduction in its workforce of approximately 300 employees or 20% of the company's current associates worldwide. In addition, the Board of Directors appointed Jay Knoll as Interim President, replacing former President and CEO Mark Morelli, who has resigned. Knoll formerly served as Executive Vice President, General Counsel and Chief Administrative Officer. In addition, Ted F. Amyuni, Executive Vice President, Global Sales; William C. "Kriss" Andrews, Executive Vice President and Chief Financial Officer; Joseph P. Conroy, Executive Vice President, Operations and Dr. Subhendu Guha, Executive Vice President, Photovoltaic Technology and Chairman, United Solar Ovonic will continue in their current roles and work with Knoll as members of the senior leadership team. The Board has also initiated a search for a permanent CEO.

"These actions will enable ECD to better meet the needs of the dynamic global solar market and will strengthen our ability to respond to this changed industry environment," said Stephen Rabinowitz, Chairman of the ECD Board of Directors. "Our Board is confident that Jay Knoll and the other members of the senior management team, who have extensive experience in our business and industry, executive management and corporate restructuring, will provide strong leadership as we search for a permanent chief executive to lead the organization."

Rabinowitz continued, "We firmly believe that the restructuring, the continuing implementation of our technology roadmap and our strong cash balance position the company for success as a leader in flexible thin-film PV technology and its applications."

As part of its restructuring, ECD will focus on its growing North American business, concentrate on its two-step distribution model with existing and new channel partners, and pursue opportunities in fast-growing emerging markets. At the same time, the company will maintain its commitment to key European markets as they stabilize. The company will continue to focus on the commercialization of its next-generation technologies, including its High Frequency and Nano-Crystalline technologies to improve conversion efficiency and lower costs.  ECD's technology roadmap is designed to enable the company's flexible solar products to compete more effectively with standard grid electricity, particularly on rooftop applications.

The company incurred restructuring charges of approximately $2 million in the third quarter and expects to incur additional restructuring charges of approximately $4 million in the fourth quarter. The company's actions will provide annualized savings of at least $20 million in manufacturing operations and corporate overhead.

The impairment charge in the third quarter is an accounting adjustment that does not affect the cash position of the company or the usability of its assets. Going forward, this charge will mean lower depreciation expense by approximately $3 million per quarter.

Quarterly Results

Third fiscal quarter solar product and system sales were $18.7 million, a decrease of 71% over the third fiscal quarter of 2010, and a decrease of 72% over the previous quarter. Consolidated gross margin was 16.3% as compared to 2.0% in the year-ago quarter, and 21.4% in the second fiscal quarter of 2011.  During the quarter, ECD shipped 12 megawatts of its UNI-SOLAR® brand PV products, and produced 26 megawatts.

"Industry-wide disruptions in key European markets impacted our business in the quarter as many of our projects and orders were postponed," said Jay Knoll, Interim President. "The abrupt shifts in European solar policies are having a profound impact on the outlook for the global solar industry and our business. Our restructuring actions are designed to align our business with these new realities in the solar industry. However, we remain confident in the growing adoption of solar technology."

Knoll added, "Besides our continuing opportunities in Europe, we anticipate future growth in solar demand will occur more rapidly in regions such as North America, where we have already gained meaningful traction with our unique solar products in large projects. We are also expanding our network of channel partners in the Americas through our Business Alliance Program and we are opening a manufacturing facility in Southern Ontario that will allow projects with our products to qualify for that region's excellent solar incentive program.  Our joint venture in Tianjin, China is starting to see shipment growth and we continue to win orders in emerging markets in the Middle East and Asia. Our new Open Solar initiative will seek to find new applications for our unique products and we are optimistic that it can drive future volume for our business."

"The cornerstone of our refocused strategy is the execution of our technology roadmap. Our High Frequency product will be available later this year, and we have already started retrofitting equipment with our next-generation Nano-Crystalline technology at our Greenville campus. We are confident we are taking the right steps toward sustainable growth and profitability," Knoll concluded.

Conference Call / Webcast Details

Management of Energy Conversion Devices will discuss this announcement and review the third fiscal quarter financial results on a conference call today, May 10, 2011, at 10:00 a.m. ET. To participate in the conference call, please dial (877) 858-2512 or (706) 643-3219 (international) at least 10 minutes prior to the start of the call. Callers will need to reference conference ID number 63346919.  The conference call will be webcast live over the Internet and can be accessed in the Investor Relations section of the company's website at energyconversiondevices.com under "Events".  The webcast will also be archived on the Company's website.

About Energy Conversion Devices

Energy Conversion Devices (ECD) (Nasdaq:ENER) is a leading global provider of thin-film flexible solar laminate products for the building-integrated and commercial rooftop markets.  The company manufactures sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology.  ECD's UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency.  The company also designs, and installs rooftop photovoltaic systems which enable customers to transform unused rooftop space into a value-generating asset. In addition, ECD's Ovonic Materials Division is the pioneer in NiMH battery technology and other material science technologies for the renewable energy industry. For more information, please visit energyconversiondevices.com and follow ECD on Twitter @ECD_ENER.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships and establish new relationships; the worldwide market for solar energy systems; changes to government incentives related to solar energy; our customers' ability to access capital to finance the purchase of our products; our ability to achieve expense reductions and levels of one-time costs, including restructuring charges; and our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010 (1)	2011	2010 (1)
Revenues
Product sales	$ 17,601	$ 55,593	$125,730	$ 133,562
System sales	1,067	9,483	24,542	15,419
Royalties	1,865	1,919	5,923	6,132
Revenues from product development agreements	562	2,580	1,980	9,578
License and other revenues	399	2,831	1,263	3,571
Total Revenues	21,494	72,406	159,438	168,262
Expenses
Cost of product sales	16,743	60,368	104,690	135,754
Cost of system sales	1,000	8,614	23,102	19,442
Cost of revenues from product development agreements	245	1,949	794	7,624
Product development and research	2,562	3,442	7,354	8,817
Preproduction costs	--	72	93	82
Selling, general and administrative	15,660	16,730	49,358	50,152
Net loss on disposal of property, plant and equipment	130	31	75	1,296
Impairment loss	222,803	357,975	222,803	359,228
Restructuring expense	1,678	338	2,100	3,460
Total Expenses	260,821	449,519	410,369	585,855
Operating Loss	(239,327)	(377,113)	(250,931)	(417,593)
Other Income (Expense)
Interest income	1,154	404	2,224	960
Interest expense	(6,208)	(7,200)	(19,891)	(21,414)
Gain on debt extinguishment	--	--	3,327	--
Distribution from joint venture	--	--	--	1,309
Other nonoperating income (expense), net	1,189	(1,257)	1,114	(1,333)
Total Other Income (Expense)	(3,865)	(8,053)	(13,226)	(20,478)
Loss before Income Taxes and Equity Loss	(243,192)	(385,166)	(264,157)	(438,071)
Income tax expense (benefit)	128	(55)	295	(1,955)
Loss before Equity Loss	(243,320)	(385,111)	(264,452)	(436,116)
Equity gain (loss)	118	148	103	(185)
Net Loss	(243,202)	(384,963)	(264,349)	(436,301)
Net (Loss) Income Attributable to Noncontrolling Interest	(99)	113	(277)	(40)
Net Loss Attributable to ECD Stockholders'	$(243,103)	$(385,076)	$(264,072)	$(436,261)

Loss Per Share, Attributable to ECD Stockholders'	$ (4.88)	$ (9.10)	$ (5.60)	$ (10.31)

Diluted Loss Per Share, Attributable to ECD Stockholders'	$ (4.88)	$ (9.10)	$ (5.60)	$ (10.31)

Basic weighted shares outstanding	49,798	42,307	47,165	42,307
Diluted shares outstanding	49,798	42,307	47,165	42,307
(1) As adjusted due to the implementation of FASB ASC 470-20 (See Note 1).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	June 30, 2010 (1)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 52,683	$ 79,158
Short-term investments	109,001	113,771
Accounts receivable, net	30,765	72,021
Inventories, net	94,863	61,495
Other current assets	23,985	27,237
Total Current Assets	311,297	353,682

Property, Plant and Equipment, net	88,339	301,056

Other Assets:
Restricted cash	10,350	11,749
Lease receivable, net	10,304	10,854
Other assets	11,199	14,606
Total Other Assets	31,853	37,209

Total Assets	$ 431,489	$ 691,947

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$ 49,173	$ 56,035
Current portion of warranty liability	14,748	12,125
Other current liabilities	9,096	9,130
Total Current Liabilities	73,017	77,290

Long-Term Liabilities:
Convertible senior notes	228,754	243,654
Capital lease obligations	19,349	20,296
Warranty liability	26,950	29,210
Other liabilities	18,275	19,872
Total Long-Term Liabilities	293,328	313,032

Commitments and Contingencies (Note 10)

Stockholders' Equity
Common stock, $0.01 par value, 150 million and 100 million shares authorized, 53,273,831 and 48,554,812 issued at March 31, 2011 and June 30, 2010, respectively	533	486
Additional paid-in capital	1,104,838	1,079,910
Treasury stock	(700)	(700)
Accumulated deficit	(1,038,364)	(774,388)
Accumulated other comprehensive loss, net	(773)	(3,570)
Total ECD stockholders' equity	65,534	301,738
Accumulated deficit – noncontrolling interest	(390)	(113)
Total Stockholders' Equity	65,144	301,625
Total Liabilities and Stockholders' Equity	$ 431,489	$ 691,947
(1) As adjusted due to the implementation of FASB ASC 470-20 (See Note 1).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Nine Months Ended March 31,
	2011	2010 (1)
Cash flows from operating activities:
Net loss	$(264,349)	$ (436,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss	222,803	359,228
Depreciation and amortization	16,092	27,302
Amortization of debt discount and deferred financing fees	12,466	12,571
Share-based compensation	3,219	3,440
Gain on debt extinguishment	(3,327)	--
Net loss on disposal of property, plant and equipment	75	1,296
Equity (gain) loss	(103)	185
Changes in operating assets and liabilities, net of foreign exchange:
Accounts receivable	42,138	(3,417)
Inventories	(31,329)	3,328
Other assets	2,877	(14,285)
Accounts payable and accrued expenses	(1,801)	(17,492)
Other liabilities	(1,563)	(579)
Net cash used in operating activities	(2,802)	(64,724)

Cash flows from investing activities:
Purchases of property, plant and equipment	(29,810)	(26,904)
Acquisition of business, net of cash acquired	--	(2,088)
Purchases of investments	(87,316)	(68,089)
Proceeds from maturities of investments	14,200	174,644
Proceeds from sale of investments	75,069	10,120
Proceeds from sale of property, plant and equipment	219	--
Proceeds from development loans	7,177	--
Decrease (increase) in restricted cash	1,399	(6,510)
Net cash (used in) provided by investing activities	(19,062)	81,173

Cash flows from financing activities:
Principal payments under capitalized lease obligations and other debt	(1,313)	(1,131)
Repayment of revolving credit facility	--	(5,705)
Repayment of convertible notes	--	(8,000)
Net cash used in financing activities	(1,313)	(14,836)

Effect of exchange rate changes on cash and cash equivalents	(3,298)	252
Net (decrease) increase in cash and cash equivalents	(26,475)	1,865
Cash and cash equivalents at beginning of period	79,158	56,379
Cash and cash equivalents at end of period	$ 52,683	$ 58,244
(1) As adjusted due to the implementation of FASB ASC 470-20 (See Note 1).

ENERGY CONVERSION DEVICES, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2011		March 31, 2011
	Net Loss	EPS	Net Loss	EPS
Net Loss	$ (243,202)	$ (4.88)	$ (264,349)	$ (5.60)
Less: Impairment Loss	222,803	4.47	222,803	4.72
Net Loss	$ (20,399)	$ (0.41)	$ (41,546)	$ (0.88)

	Three Months Ended		Nine Months Ended
	March 31, 2010		March 31, 2010
	Net Loss	EPS	Net Loss	EPS
Net Loss	$ (384,963)	$ (9.10)	$ (436,301)	$ (10.31)
Less: Impairment Loss	357,975	8.46	359,228	8.49
Net Loss	$ (26,988)	$ (0.64)	$ (77,073)	$ (1.82)
CONTACT: Michael E. Schostak
         Head of Investor Relations
         (248) 299-6063
         investor.relations@energyconversiondevices.com